                                                              Exhibit (j) 1.


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our report dated October 5, 2001 on the financial statements and financial highlights of SM&R Alger Technology Fund, SM&R Alger Aggressive Growth Fund, SM&R Alger Small-Cap Fund, SM&R Alger Growth Fund, SM&R Growth Fund, SM&R Equity Income Fund, SM&R Balanced Fund, SM&R Government Bond Fund, SM&R Tax Free Fund, SM&R Primary Fund, and SM&R Money Market Fund, each a series of shares of SM&R Investments Inc. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is a separate document supplied with the Statement of Additional Information filed in the Post-Effective Amendment to the Registration Statement on Form N-1A of SM&R Investments, Inc.

     We also consent to the references to our Firm in the Registration Statement and Prospectus.

                                TAIT, WELLER & BAKER

Philadelphia, PA
December 19, 2001